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                           CONSENT OF LISA Z. CRANE



     I, Lisa Z. Crane, hereby accept the nomination to serve as director of Webstakes.com, Inc., a Delaware corporation (the "Company"), and consent to be named as a nominee director in the Company's Registration Statement on Form S-1 and all amendments thereto.

                                                       /s/ Lisa Z. Crane
                                                       ------------------------
                                                       Lisa Z. Crane



Dated:  June 7, 1999